Exhibit 10.23

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Distribution Agreement

between

CytoSorbents Europe GmbH, a corporation having its offices at Bölschestraße 116, 12587 Berlin, Germany, existing under the laws of Germany

(hereinafter referred to as " the Company")

and

AFERETICA s.r.l., a corporation having its offices at Via Spartaco 10, 40138 Bologna, Italy, existing under the laws of Italy, Europe.

(hereinafter referred to as "Distributor").

The Company and Distributor hereinafter collectively referred to as "Parties"

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Table of Contents

Preamble		4

1.	Appointment, Products and Territory	4

2.	Order Process, Prices and Payment	6

3.	Stock	8

4.	Packaging and Labelling	9

5.	Product Registration	9

6.	Other Obligations of Distributor	9

7.	The Company's Obligations	9

8.	Relationship of the Parties	10

9.	Best Efforts	11

10.	Reporting	12

11.	Field Assistance	13

12.	Trademarks, Service Marks and Trade Names; Promotion on Internet	13

13.	Covenant Not To Compete	14

14.	Product Warranty	14

15.	Limitations on Liability	15

16.	Indemnification	16

17.	Force Majeure	17

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18.	Confidentiality	18

19.	Publicity	19

20.	Term and Termination	19

21.	Selling Off of Inventory	21

22.	Notices	21

23.	Modification	22

24.	Assignment	23

25.	Waiver	23

26.	Validity	23

27.	Governing Law	23

28.	Jurisdiction	24

29.	Entire Agreement	24

30.	No Rights by Implication	24

31.	Compliance With Laws	24

32.	Severability	24

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Preamble

WHEREAS, CytoSorbents Europe GmbH, (“the Company”) a 100% subsidiary of CytoSorbents Corp., USA (an American corporation) which manufactures “CytoSorb cytokine adsorbers” introducing its CytoSorb therapy to intensive care markets and coordinates commercialization and market development,

WHEREAS, Aferetica s.r.l. (“Distributor”) is a Bologna, Italy, based trading company and distributor, specialized in marketing of highly sophisticated medical products and devices, especially extracorporeal therapies to the critical care, cardiac surgery and liver disease markets,

WHEREAS, the Company desires to appoint Distributor as its exclusive distributor of the Product in

•	Italy

•	San Marino and

•	the Vatican

(the “Territory”) and Distributor desires to import, promote, distribute and sell the Product in the Territory,

NOW, THEREFORE, In consideration of the mutual covenants and conditions herein contained, and intending to be legally bound hereby, the parties mutually agree as follows:

1.	Appointment, Products and Territory

1.1	The Company hereby appoints Distributor on an exclusive basis as its distributor for the sale of the products listed in Annex 1 (hereinafter the "Products") during the term of this Agreement.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.2	Fields of application and medical speciality covered by Distributor (hereinafter the "Application Fields") include all CRRT, dialysis and hemoperfusion machine run treatments in:

•	Intensive Care Medicine and Emergency Medicine (including burn, trauma and medical units)

•	Post-surgical care in general

•	Post-cardio/thoracic -surgical care

•	Nephrology

•	Gastroenterology

•	Toxicology

1.3	Fields of application and medical speciality covered by Distributor do not include:

•	Intraoperative treatments run in a cardio-pulmonary bypass (on heart-lung- machines)

1.4	Distributor shall not, without the prior written consent of the Company sell, market or distribute any version of any of the Products other than the version the Company shall designate from time to time as its most current version.

1.5	Distributor shall use all commercially reasonable efforts to promote and sell the Products to the maximum number of customers in the Territory and Application Fields.

1.6	The Company is appointing Distributor hereunder with respect to the resale of Products to any purchasers whose principal place of business is located in the Territory and Application Fields.

1.7	Distributor shall not engage in any advertising or promotional activities relating to the Products directed primarily to customers outside the Territory and Application Fields without prior written consent of the Company. Distributor shall provide to the Company any and all statements (for advertising or other purpose) related to therapeutic or other claims it may make related to Products for written approval by the Company prior to use.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.8	Distributor shall not actively solicit orders from any prospective purchaser outside the Territory and Application Fields.

1.9	If Distributor receives any order from a prospective purchaser outside the Territory or Application Fields, Distributor shall immediately refer that order to the Company. Distributor shall not accept any such orders. Distributor may not deliver or tender (or cause to be delivered or tendered) any Product outside of the Territory and Application Fields.

1.10	Distributor shall refrain from establishing or maintaining any branch, warehouse or distribution facility for the Products outside of the Territory.

1.11	The Company reserves the right, in at any time upon [***] ([***]) days' prior written notice to Distributor, and with the agreement of Distributor to expand or reduce in any manner the Products which are covered by this Agreement. The Company also reserves the right, in its sole discretion, at any time upon [***] ([***]) days' prior written notice to Distributor, to expand or reduce in any manner the Territory and the Application Fields, as defined in this Agreement.

2.	Order Process, Prices and Payment

2.1	On the Effective Date, Distributor shall provide to the Company a forecast for the next [***] of Distributor's anticipated requirements of the Products and indicating the desired delivery dates. Distributor shall update this forecast on a rolling basis within [***] ([***]) business days after the beginning of each new calendar quarter.

2.2	Distributor shall thereafter [***] place firm orders with the Company at least [***] ([***]) days before the requested delivery dates.

2.3	Unless the Company has an important reason to refuse an order from Distributor, the Company shall accept orders from Distributor which are in compliance with the provisions of this Agreement, in particular, but not limited to, with the forecast pursuant to Section 10.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.4	The purchase prices for the Products shall be as set forth in Annex 2 as amended from time to time.

2.5	If a purchase order is accepted in accordance with clause 2.3 above, the prices for Products covered by such purchase order shall be the Company's net distributor prices [***] or at the designated Company logistic facility in Europe, which are in effect on the date of the Company's acceptance. The Company may from time to time change those prices, such change being effective immediately upon Distributor's receipt of notice thereof; provided, however, that no price change shall affect purchase orders offered by Distributor and accepted by the Company prior to the date such price change becomes effective.

2.6	In case of purchase orders with an order amount of less than [***] EUR, the Company shall be entitled to charge an additional handling fee of [***] EUR per purchase order. The forgoing does not apply to purchase orders related to spare parts for the Products.

2.7	Distributor shall be free to establish its own pricing for Products sold to its customers. Net end customer ASP (Average Selling Price) should not be below [***] EUR.

2.8	The ultimate shipment of orders to Distributor shall be subject to the right and ability of the Company to make such sales and obtain required licenses and permits, under all decrees, statutes, rules and regulations and agencies or instrumentalities thereof presently in effect or which may be in effect hereafter.

2.9	Payment by Distributor shall be made within [***] days of shipment of the ordered Products or within [***] days to be entitled for [***], unless the Company agrees in writing to other terms.

2.10	All payments should be made in EUROs against stated payment terms.

2.11	If the Distributor fails to pay the price for any Products on the due date the Company shall be entitled (without prejudice to any other right or remedy it may have) to:

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.11.1	Cancel or suspend any further delivery to the Distributor under any order;

2.11.2	Sell or otherwise dispose of any Products which are the subject of any order by the Distributor, whether or not appropriated thereto, and apply the proceeds of sale to any overdue payment; and

2.11.3	Take such other action as may be necessary to ensure the continuing supply of Products to customers in the Territory.

2.11.4	Should payment not be received within [***] days of the agreed payment date, then this non-payment will be classified as an breach of the Agreement by the Distributor.
3.	Stock

3.1	Distributor shall always keep a sufficient stock of the Products in order to be able fulfill purchase orders from customer within 2 business days from receipt of such purchase orders. Sufficient stock is defined as [***] boxes of 12 adsorbers or [***]% of the annual projected sales (see section 9). Unexpected mass orders are not subject to this provision.

3.2	Distributor shall always store the Products consistent with product labelling and in accordance with the highest healthcare industry practices and product labelling in order to prevent deterioration of the Products. Upon request of the Company, Distributor shall destroy, return to the Company or make such other disposition as the Company shall direct of any portion of the Products determined by the Company to be out-dated or otherwise to require such disposition. In the event of such return or destruction, the Company shall either replace the Products or reimburse Distributor in an amount equal to the price paid by Distributor to the Company for the Products. The Company shall have no liability for material that has less than [***] shelf life as the result of Distributor`s inventory management practices.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.	Packaging and Labelling

Distributor shall not package or label the Products and shall not alter any Products or any package or label used in connection with any Products, except as specifically authorized in writing by the Company. Distributor shall always comply in all respects with the packaging and labelling instructions of the Company. If the labelling and or packaging do not comply with in-country requirements, Distributor shall promptly inform the Company. Distributor and the Company shall work together to find a solution to correct any discrepancies in labelling or packaging as required by National law and implement a solution as jointly agreed upon.

5.	Product Registration

5.1	Distributor shall, if necessary, register the Products with the appropriate governmental agency but shall not, without written permission from the Company undertake any such Product registration in its own name, provided that aforesaid comply with the technical and legal requirements in-country. The Company shall assist in obtaining such registrations and give Distributor power of attorney for purposes of registration.

5.2	Upon expiration of this Agreement Distributor shall transfer any and all registrations, import licenses, permits or certificates for the Products to the Company.

6.	Other Obligations of Distributor

6.1	Distributor shall translate, if necessary, at its own expense, all user and technical manuals and advertising and marketing information into the languages of its customers and provide the Company with advance copies of all such materials for approval by the Company. Distributor shall assign all copyrights in such translations to the Company. Distributor shall have a non-exclusive right to use such translations during the term of this Agreement in connection with its activities pursuant to this Agreement.

7.	The Company's Obligations

7.1	The Company shall provide Distributor, without charge, with such marketing and technical assistance and Product samples, as the Company may in its discretion consider necessary to assist with the promotion of the Products. The Company will provide to Distributor on a one-time basis [***] cases [***] devices free of charge for marketing purposes.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2	The Company shall provide initial training to Distributor's personnel in connection with the marketing, sale, installation and support of the Products. The Company will not charge Distributor for such training. The Company and Distributor shall jointly agree on the details of the training.

7.3	The Company shall designate support personnel to assist Distributor's support personnel in providing support services; provided, however, that the Company's personnel shall spend no more than an aggregate of [***] hours per calendar month of their time in providing such assistance, and shall not be required to provide such support in the Territory.

8.	Relationship of the Parties

8.1	Distributor shall be considered to be an independent contractor. The relationship between the Company and Distributor shall not be construed to be that of employer and employee or to constitute a partnership, joint venture or agency of any kind.

8.2	Distributor shall not enter into any contracts or commitments in the name of, or on behalf of, the Company, and shall have no authority to bind the Company in any respect whatsoever. The Company shall have no right to enter into any contracts or commitments in the name of, or on behalf of, Distributor, or to bind Distributor in any respect whatsoever.

8.3	In addition, Distributor shall not obligate or purport to obligate the Company by issuing or making any affirmations, representations, warranties or guaranties with respect to the Products to any third party. Distributor shall not be entitled to issue or make any affirmations, representations, warranties or guarantees with respect to the Products to any third beyond those provided by the Company.

8.4	The Company warrants the Products as defined in the “Instructions For Use” (IFU) and Product Warranty (Annex 6).

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.5	Both parties have to agree about terms and conditions of possible upcoming tenders in writing. Distributor will inform the Company about the announced tenders for the products from Annex A. Distributor will provide the company crucial data about the tender specifications and requirements to assure the successful participation and eventual tender contract. The company will do the best to ensure that the Distributor can fulfil the tender.

9.	Best Efforts

9.1	Distributor shall purchase a sufficient amount of Products from the Company so as to meet or exceed the minimum purchase requirements set forth below.

Calendar Year	Minimum Purchase Requirements

Initial order	[***] boxes of 12 adsorbers ([***] adsorbers)

Year 1	[***] adsorbers (initial order included)

Year 2	[***] adsorbers

Year 3	[***] adsorbers

Distributor strives to place roughly equal purchase orders per quarter over the year.

9.2	Failure to meet such minimum requirements shall constitute a material breach of this Agreement for the purposes of Clause 20 hereof; provided, however, that in lieu of terminating this Agreement pursuant to Clause 20 based on such breach, the Company may instead elect in its sole discretion to change the exclusive rights granted to Distributor under Clause 1 hereof to non-exclusive rights, in which case the Company shall then have the right to appoint additional non-exclusive distributors in the Territory and the right to sell the Products itself in the Territory, either directly (including without limitation with the assistance of sales representatives) or through one or more of its affiliates. Notwithstanding anything contained in this provision to the contrary unless there are extenuating circumstances.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.	Reporting

10.1	Distributor shall provide the Company with written short quarterly reports, which shall include summarized reports (number of customers, new customers etc.), activities, business trends, and market forecasts.

10.2	In particular, but not limited to, Distributor shall provide the following information:

10.2.1	Technical information: Distributor shall forward promptly to the Company all technical questions with respect to the Products, which it may receive from the Territory and complaints, related to technical or medical issues.

10.2.2	Product complaints: Distributor shall report any and all information about Product related complaints directly to the Company using the product complaint reporting form (Annex 3).

10.2.3	Pharmacovigilance: Distributor shall appoint a qualified person for pharmacovigilance and implement a vigilance system for the Product as it is necessary for medical devices.

10.2.4	Marketing and sales data: Distributor shall complete and return the marketing and sales data reporting form (Annex 4) within [***] from the Effective Date.

10.2.5	Traceability of batch numbers: In order to fulfil the GMP standard, Distributor shall ensure that all Products delivered by Distributor to its customers can be identified on a batch number and serial number basis.

10.2.6	Customers’ data: Distributor is under no obligation whatsoever to provide information to the Company concerning Distributor's customer contact data and details.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.	Field Assistance

The Company shall provide, in its discretion, appropriate field technical assistance to Distributor and Distributor's customers.

12.	Trademarks, Service Marks and Trade Names; Promotion on Internet

12.1	Right to Use. Distributor may use the Company' trademarks, trade names and service marks listed in Annex 5 (hereinafter referred to as the "Trademarks") on a non- exclusive basis in the Territory and for the Application Fields only for the duration of this Agreement and solely for display or advertising purposes in connection with selling and distributing the Products in accordance with this Agreement. Distributor shall not at any time do or permit any act to be done which may in any way damage or impair the rights of the Company in the Trademarks.

12.2	Quality Control: In order to comply with the Company's quality control standards, Distributor shall: (i) use the Trademarks in compliance with all relevant laws and regulations; (ii) accord the Company the right to inspect during normal business hours, with reasonable advance notice, Distributor's facilities used in connection with efforts to sell the Products in order to confirm that Distributor's use of such Trademarks is in compliance with this Section; and (iii) not modify any of the Trademarks in any way and not use any of the Trademarks on or in connection with any goods or services other than the Products.

12.3	Distributor shall follow the Company’s instructions with respect to each of the following: (i) use of any information about the Company or the Products available on the Internet; (ii) linking of any site on the Internet to any site on the Internet established, operated or sponsored by the Company; and (iii) use of any of the Trademarks on any site on the Internet. Distributor acknowledges that it shall cease the activities described in (i), (ii) and/or (iii) above within reasonable time, if so instructed by the Company. In no event shall Distributor establish, operate, sponsor or contribute content to any site on the Internet which incorporates the Company's domain name@ as its URL address or any part of such address. Distributor shall discuss in advance with the Company the use of the Company's company name, product name or any Trademark held by the Company in any promotional material.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.	Covenant Not To Compete

13.1	During the term of this Agreement, Distributor shall not market and or sell directly or indirectly assist third parties to market or sell products in the Territory, which are competitive with the Products. This provision shall not cover the products distributed or sold by Distributor before signing this Agreement as listed in Annex 7 and approved in writing by the Company.

13.2	Distributor agrees to review future product offerings from other suppliers for the treatment of conditions mediated by the inflammatory response and/or used in extracorporeal therapy with the Company at least 3 months before introduction. The Distributor agrees not to sell new product offering related to extracorporeal treatment of inflammatory conditions without the Company’s approval.

14.	Product Warranty

14.1	The Company's warranties to users with respect to the Products are set out in Annex 6 hereto.

14.2	Under no circumstances shall the warranties set forth in Annex 6 apply to any Product which has been used with unapproved assemblies or sub-assemblies or to any Product which has been customized or modified, damaged or misused. Notwithstanding any other provision in this Agreement, the Company shall not be held responsible for any damage which may result from a defective part except for the replacement of such part as set forth in Annex 6.

14.3	In case of product recalls or defective Products, the Company costs will be limited to either provide a credit for the defective product or replace it directly. Credit or replacement for recalled product will apply to product in Distributors possession. In the case of defective product, the Company will evaluate complaint samples and determine if the product is defective and provide credit or replacement. In the case of a recalled Product, the Company at its discretion may request the Product be shipped back to the US at the Company expense. Distributor at its expense will be responsible for recalling and recovering Product involved in a recall.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.4	The provisions of the foregoing warranties and the warranties contained elsewhere in this Agreement are in lieu of any other warranty, whether express or implied, written or oral (including any warranty of merchantability or fitness for particular purpose).

15.	Limitations on Liability

15.1	The Company's liability to Distributor arising out of the manufacture, sale or supplying of the products or their use or disposition, whether based upon warranty, contract, tort or otherwise, shall not exceed the actual net purchase price as paid by Distributor for the Product(s). Distributor’s sole remedy hereunder shall be replacement of any defective Product(s) by the Company or a credit against future purchases, as Distributor shall select.

Distributor shall have [***] ([***]) days from receipt of any Product(s) from the Company to require replacement of said Product if defective. Thereafter replacement shall be at the sole discretion of the Company. Any request for replacement shall be made in writing.

15.2	In no event shall the Company be liable to Distributor or any other person or entity for special, incidental or consequential damages (including, but not limited to, loss of profits, loss of data or loss of use damages) arising out of the manufacture, sale or supplying of the Products, even if the Company has been advised of the possibility of such damages or losses.

Section 15.1 and Section 15.2 shall neither apply to damages caused by intent or gross negligence of the Company.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.	Indemnifications

16.1	Indemnification of the Company

Distributor hereby agrees to indemnify, defend and hold harmless the Company, its affiliates and all officers, directors, employees and agents thereof from all liabilities, claims, damages, losses, costs, expenses, demands, suits and actions (including without limitation attorneys' fees, expenses and settlement costs) (collectively, "Damages") arising from any wilful act or negligence of Distributor whether related to damage or injury to property or to persons, and whether arising from (i) its marketing or sales activities, (ii) its receipt, storage, and/or transportation, of the Product(s), (iii) any representations or warranties of Distributor regarding the Product(s) not authorized by the Company hereunder, failure to comply with the Company’ instructions or recommendations set forth in the Product label and/or the Instructions For Use, (v) any failure of Distributor to comply with the relevant UK law, rules, and regulations, or (vi) otherwise.

16.2	Indemnification of Distributor

The Company hereby agrees to indemnify, defend and hold harmless Distributor, its affiliates and all officers, directors, employees and agents thereof from all Damages arising out of:

(i)	The Company's failure to comply with relevant laws and regulations after receiving proper notice of same from Distributor as required herein; and (ii) Distributor's reselling of the Products infringing on the intellectual property rights of third parties or constituting a misappropriation of any third party's trade secrets;

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.3	In the event that any Product is held in a suit or proceeding to infringe any intellectual property rights of a third party and the use or reselling of such Product is enjoined, or the Company reasonably believes that it is likely to be found to infringe or likely to be enjoined, then the Company shall, at its sole cost and expense, either (1) procure for Distributor the right to continue reselling such Product; or (2) modify such Product so that it becomes non-infringing. If neither (1) nor (2) is practicable, then the Company may, in its sole discretion, remove such Product from this Agreement upon repurchasing Distributor's inventory of such Product which are saleable and in the original packages and unaltered from their original form and design, subject to the Company' inspection, test, and acceptance. Any such repurchase of Distributor's inventory of Products shall be at the price paid to the Company' at the time of the original purchase. Such repurchased inventory shall be shipped by Distributor freight prepaid, according to the Company' instructions. The Company shall pay Distributor for such repurchased Products within thirty (30) days after the Company receives those Products in one of its facilities.

16.3.1	The Company shall have no obligation for any claim of infringement arising from: (1) any combination of Products with products not supplied or approved in writing by the Company, where such infringement would not have occurred but for such combination; (2) the adaptation or modification of Products, where such infringement would not have occurred but for such adaptation or modification; (3) the use of a Product in an application for which it was not designed or intended, where such infringement would not have occurred but for such use; or (4) a claim based on intellectual property rights owned by the Company or any of its Affiliates.

17.	Force Majeure

17.1	Neither the Company nor Distributor shall be liable in damages, or shall be subject to termination of this Agreement by the other party, for any delay or default in performing any obligation hereunder if that delay or default is due to any cause beyond the reasonable control and without fault or negligence of that party; provided that, in order to excuse its delay or default hereunder, a party shall notify the other of the occurrence or the cause, specifying the nature and particulars thereof and the expected duration thereof; and provided, further, that within fifteen (15) calendar days after the termination of such occurrence or cause, such party shall give notice to the other party specifying the date of termination thereof. All obligations of both parties shall return to being in full force and effect upon the termination of such occurrence or cause (including without limitation any payments which became due and payable hereunder prior to the termination of such occurrence or cause). If a Force Majeure continues for more than 6 months either party may terminate this Agreement.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.2	For the purposes of this Section 17, a "cause beyond the reasonable control" of a party shall include, without limiting the generality of the phrase, any act of God, act of any government or other authority or statutory undertaking, industrial dispute, fire, explosion, accident, power failure, flood, riot or war (declared or undeclared).

18.	Confidentiality

18.1	The Party receiving Proprietary Information (as defined below) agrees and acknowledges that the disclosing Party has a proprietary interest in any information provided to the receiving Party, whether in connection with this Agreement or otherwise, whether in written, oral or visual form, which is (i) a trade secret, confidential or proprietary information, (ii) not publicly known, and (iii) annotated by a legend, stamp or other written identification as confidential or proprietary information, or if disclosed orally or visually, is followed by a written statement within thirty (30) days after its disclosure that it is confidential or proprietary (hereinafter referred to as "Proprietary Information"). The receiving Party shall disclose the Proprietary Information only to those of its agents and employees to whom it is necessary in order properly to carry out their duties as limited by the terms and conditions hereof. Both during and after the term of this Agreement, all disclosures by the receiving Party to its agents and employees shall be held in strict confidence by such agents and employees. During the term and for a period of ten (10) years after the expiration of this Agreement, the receiving Party, its agents and employees shall not use the Proprietary Information for any purpose other than in connection with the sale and distribution of the Products in the Territory pursuant to this Agreement. The receiving Party shall, at its expense, return to the disclosing Party the Proprietary Information as soon as practicable after the termination or expiration of this Agreement. All such Proprietary Information shall remain the exclusive property of the disclosing Party during the term of this Agreement and thereafter. This Section shall also apply to any consultants or subcontractors that the receiving Party may engage in connection with its obligations under this Agreement.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18.2	Notwithstanding anything contained in this Agreement to the contrary, the receiving Party shall not be liable for a disclosure of the Proprietary Information, if the information so disclosed: (i) was in the public domain at the time of disclosure without breach of this Agreement; or (ii) was known to or contained in the records of the receiving Party from a source other than the disclosing Party at the time of disclosure by the disclosing Party to the receiving Party and can be so demonstrated; or (iii) was independently developed and is so demonstrated by tangible historical evidence promptly upon receipt of the documentation and technology by the receiving Party; or (iv) becomes known to the receiving Party from a source other than the disclosing Party without breach of this Agreement by the receiving Party and can be so demonstrated; or (v) must be disclosed pursuant to a contract or subcontract with a governmental agency in order to obtain/retain a procurement contract; or (vi) was disclosed pursuant to court order or as otherwise compelled by law.

19.	Publicity

Distributor agrees that any publicity or advertising, which shall be released by it, in which the Company is identified in connection with the Products shall be in accordance with the terms of this Agreement and with any information or data, which the Company has furnished in connection with this Agreement. Copies of all such publicity and advertising shall be sent to the Company prior to use and the Company shall respond within a commercially reasonable time. Any publicity or advertising shall only start after announcing this agreement in a common press release.

20.	Term and Termination

20.1	The term of this Agreement shall begin on the date that the Company accepts and signs this Agreement such date being referred to as the "Effective Date"). The term of this Agreement shall expire on 31 December 2017, unless terminated earlier pursuant to the provisions of this Section. The term of this Agreement shall be extended for one additional period of 12 months upon mutual agreement to continue. At the end of such 12 months period, this Agreement shall be extended for another additional 12 months period upon mutual agreement to continue.

20.2	Upon the occurrence of a material breach or default as to any obligation hereunder by either party and the failure of the breaching party to promptly pursue (within thirty (30) days after receiving written notice thereof from the non-breaching party) a reasonable remedy designed to cure (in the reasonable judgment of the non-breaching party) such material breach or default, this Agreement may be terminated by the non- breaching party by giving written notice of termination to the breaching party, such termination being immediately effective upon the giving of such notice of termination.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20.3	Upon the filing of a petition in bankruptcy, insolvency or reorganization against or by either party, or either party becoming subject to a composition for creditors, whether by law or agreement, or either party going into receivership or otherwise becoming insolvent (such party hereinafter referred to as the "insolvent party"), this Agreement may be terminated by the other party by giving written notice of termination to the insolvent party, such termination immediately effective upon the giving of such notice of termination.

20.4	Upon the occurrence of a change in control or management or operating personnel of either party (the "changed party"), which has, or in the reasonable opinion of the other party could have, a material adverse effect on the business, prospects or operations of such changed party and the failure of such changed party to promptly pursue (within 90 days after receiving written notice thereof from the other party) a remedy designed to cure (in the sole judgment of the other party) the other party's objections to such change, this Agreement may be terminated by the other party by giving written notice of termination to the changed party, such termination being immediately effective upon the giving of such notice of termination.

20.5	In the event of a termination pursuant to any of subsections 20.2, 20.5 or 20.6 above or upon expiration of this Agreement pursuant to either of subsections 20.2 or 20.3 above, the Company shall not have any obligation to Distributor, or to any employee of Distributor, for compensation or for damages of any kind, whether on account of the loss by Distributor or such employee of present or prospective sales, investments, compensation or goodwill. Distributor, for itself and on behalf of each of its employees, hereby waives any rights, which may be granted, to it or them under the laws and regulations of the Territory or otherwise which are not granted to it or them by this Agreement. Distributor hereby indemnifies and holds the Company harmless from and against any and all claims, costs, damages and liabilities whatsoever asserted by any employee, agent or representative of Distributor under any applicable termination, labour, social security or other similar laws or regulations.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20.6	Termination of this Agreement shall not affect the obligation of Distributor to pay the Company all amounts owing or to become owing as a result of Products tendered or delivered to Distributor on or before the date of such termination, as well as interest thereon to the extent any such amounts are paid after the date they became or will become due pursuant to this Agreement.

20.7	In case of termination of the agreement, Company will provide Products to Distributor to fulfill the tenders signed before termination. Distributor will provide to Company official documents related to all tenders. Distributor will inform Company during the duration of this agreement about tenders, which exceed quantities of 200 pieces immediately after signature.

21.	Selling Off of Inventory

Distributor shall have the right to sell off its remaining inventory of Products for a period of [***] ([***]) months after expiration of this Agreement ("Sell-Off-Period"); provided, however, that Distributor shall comply with all terms and conditions of this Agreement restricting such reselling activities in effect immediately prior to such termination or expiration. In case the Company terminated the Agreement, the Company shall neither directly nor indirectly sell the Products in the Territory during the Sell-Off-Period

22.	Notices

22.1	All notices given under this Agreement shall be in writing and shall be addressed to the parties at their respective addresses set forth below:

22.1.1	If to Distributor:

Contact person: [***]

Title: [***]

Address:

Via Spartaco 10

40138 Bologna

Italy

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Phone: +390587489723

Fax:+390587489808

URL: www.aferetica.com

Email: [***]

22.1.2	If to the Company:

Contact person: Dr. Christian Steiner

Title: Managing Director

CytoSorbents Europe GmbH, Bölschestraße 116, 12587 Berlin,

Germany

Fax: +49-30-654.99.146

22.2	Either party may change its address or its contact information for purposes of this Agreement by giving the other party written notice or by email its new address or contact information. Any such notice if given or made by registered or recorded delivery international air mail letter shall be deemed to have been received on the earlier of the date actually received and the date fifteen (15) calendar days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a Business Day, in which case the date of deemed receipt shall be the next such succeeding Business Day.

23.	Modification

No modification or change may be made in this Agreement, including any modification or change to this Section 23, except by written instrument duly signed by Distributor and by a duly authorized representative of the Company.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

24.	Assignment

This Agreement and the rights and obligations hereunder may not be assigned, delegated or transferred by either party without the prior written consent of the other party. This Agreement shall inure to the benefit of the permitted successors and assigns of the Company.

25.	Waiver

25.1	None of the conditions or provisions of this Agreement shall be held to have been waived by any act or knowledge on the part of either party, except by an instrument in writing signed by a duly authorized officer or representative of such party.

25.2	Further, the waiver by either party of any right hereunder or the failure to enforce at any time any of the provisions of this Agreement, or any rights with respect thereto, shall not be deemed to be a waiver of any other rights hereunder or any breach or failure of performance of the other party.

26.	Validity

26.1	The Company warrants that this Agreement is lawful and may be performed in accordance with its terms under all laws in force in the Federal Republic of Germany at the time of execution of this Agreement.

26.2	Distributor warrants that this Agreement is lawful and may be performed in accordance with its terms under all laws in force in the countries comprising the Territory. The Company and Distributor each covenant and warrant that they will advise each other of any changes in their respective laws of which they become aware if such changes might or will impair the validity of all or any part of this Agreement.

27.	Governing Law

This Agreement and all rights and obligations thereunder shall be exclusively governed and exclusively construed in accordance with the laws of the Federal Republic of Germany under explicit exclusion of the United Nations Convention on Contracts for the International Sale of Goods (CISG).

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

28.	Jurisdiction

Any and all disputes, claims or litigation arising from or related in any way to this Agreement, including its formation, shall be exclusively submitted to and resolved by the courts of Berlin, Germany.

29.	Entire Agreement

This Agreement supersedes and cancels any previous agreements or understandings, whether oral, written or implied, heretofore in effect and sets forth the entire agreement between the Company and Distributor with respect to the subject matter hereof.

30.	No Rights by Implication

No rights or licenses with respect to the Products or the Trademarks are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

31.	Compliance With Laws

Each of Distributor and the Company covenants that all of its activities under or pursuant to this Agreement shall comply with all applicable laws, rules and regulations. In particular, but without limitation, Distributor shall be responsible for obtaining all licenses, permits and approvals which are necessary or advisable for sales of the Products in the Territory and for the performance of its duties hereunder.

32.	Severability

If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision, which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement.

CytoSorbents Europe GmbH:

By:	/s/ Dr. Christian Steiner

Name:	Dr. Christian Steiner

Title:	Managing Director

Aferetica s.r.l.:

By:	/s/ Mauro Atti

Name:	Mauro Atti

Title:	amministratore unico

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex 1

List of Products

Order Number	Article	Units per box

30-0011	CytoSorb® Adsorber 300ml	12

30-0021	CytoSorb® Adsorber 300ml	6

1500-0100-11	CytoSorb® Adapter 1	6

1500-0200-11	CytoSorb® Adapter 2	6

1500-0300-11	CytoSorb® Adapter 3	6

1500-1100-11	CytoSorb® PRIMING Adapter 1	6

1500-1200-11	CytoSorb® PRIMING Adapter 2	6

30-0041	CytoSorb® Holder	1

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex 2

Product Prices

Order Number	Article	Units per box	Price per unit

30-0011	CytoSorb® Adsorber 300ml	12	[***] EUR*

30-0021	CytoSorb® Adsorber 300ml	6	[***] EUR*

1500-0100-11	CytoSorb® Adapter 1	6	[***] EUR

1500-0200-11	CytoSorb® Adapter 2	6	[***] EUR

1500-0300-11	CytoSorb® Adapter 3	6	[***] EUR

1500-1100-11	CytoSorb® PRIMING Adapter 1	6	[***] EUR

1500-1200-11	CytoSorb® PRIMING Adapter 2	6	[***] EUR

30-0041	CytoSorb® Holder	1	[***] EUR

2 boxes of 6 adsorbers are equivalent to 1 box of 12 adsorbers.

* Adsorber price is reduced to [***] EUR for all orders above [***] adsorbers per year.

(If a purchase order is accepted in accordance with clause 2.3 above, the prices for Products covered by such purchase order shall be the Company's net distributor prices [***], which are in effect on the date of the Company's acceptance. The Company may from time to time change those prices, such change being effective immediately upon Distributor's receipt of notice thereof; provided, however, that no price change shall affect purchase orders offered by Distributor and accepted by the Company prior to the date such price change becomes effective.)

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex 3

Products Complaints Reporting Form The Company’s SOP - 02-028

CytoSorbents Distributor Complaint Handling Procedure

Distributor should complete those items highlighted in yellow and return to CytoSorbents by one of the following Methods:

1.	Email: regulatory@cytosorbents.com
2.	FAX to DE +49 (0)30 30 654 99 146 or US +01-732-329-8650

ATTENTION

Reportable Events Timeline: 24 Hour Reportable and 5 Day Reportable

24 Hour Reportable Event

Serious Public Health Threat – Any event that results in imminent risk of death, serious deterioration in state of health (life-threatening illness, permanent impairment of a body function or permanent damage to a body structure, a condition necessitating medical or surgical intervention to prevent the previously listed conditions, fetal distress, fetal death, or any congenital abnormality or birth defects) or serious illness that requires prompt remedial action.

•	Immediately, but not later than 24 hours after awareness of the threat. Contact should be via email to regulatory@cytosorbents.com and fax to CytoSorbents DE +49 (0)30 30 654 99 146.

5 Day Reportable Event

Any malfunction or deterioration in the characteristics and/or performance of a device, as well as any inadequacy in the labeling or the instructions for use which, directly or indirectly, might lead to or might have led to the death of a patient, or USER or of other persons or to a serious deterioration in their state of health.

All complaints must be reported as soon as possible to CytoSorbents!!! Patient injury or death thought to be associated with the device must be dealt with promptly. Please collect the information regarding circumstances surrounding the death and device association with the incident.

Complaint Handling Form

Complaint Reference Number: CRN - -
Type of Complaint: ☐ Clinical ☐ Functional ☐ Other:
Complaint Received By:	Date:
Complaint Received From: (Name, Title (if applicable) and Address)
Complaint Reported By: ☐ Physician ☐ Patient ☐ Customer ☐ Other:
Mode of Communication of Complaint: ☐ Phone ☐ Facsimile ☐ Letter ☐ Other:
Device Name:	Lot and Serial Number (if applicable):
Device License Number (if applicable): NA
Quantity Delivered:	Quantity Defective:
Quantity Returned:	Date of Receipt: Received By:
Comments:
Complaint:

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex 4

Marketing and Sales Data Reporting Form

Will be filled in quarterly

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex 5

List of Trademarks

CytoSorb®

CytoSorbents®

HemoDefend®

DrugSorb®

ContrastSorb®

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex 6

Company’s Warranties to Users

Attached:

•	Label

•	Instructions for Use (IFU)

CytoSorbents Exclusive Distribution Agreement EU

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Annex 7

List of possibly competitive products marketed by the Distributor before this
Agreement, which are approved by the Company

Competitive products:

Page 32 of 32